Exhibit (e)(xxvi) under Form N-1A
                                           Exhibit 1 under Item 601/Reg. S-K



                                 Exhibit F
                                   to the
                           Distributor's Contract

                           VISION GROUP OF FUNDS

                          Institutional Shares of:
                          Vision Money Market Fund


      In consideration of the mutual covenants set forth in the Distributor's Contract dated the 1st day of November, 2000 between Vision Group of Funds and Federated Securities Corp., Vision Group of Funds executes and delivers this Exhibit on behalf of the Portfolios, and with respect to the separate Classes of Shares thereof, first set forth in this Exhibit.

      Witness the due execution hereof this 31st day of August, 2001.


                                    VISION GROUP OF FUNDS


                                    By:  /s/ Beth S. Broderick
                                       ---------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President


                                    FEDERATED SECURITIES CORP.


                                    By:  /s/ David M. Taylor
                                       ---------------------------
                                    Name:  David M. Taylor
                                    Title:  Executive Vice President